Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2009 Stock Incentive Plan, of our report dated May 29, 2009, with respect to our audit of the financial statements of Royal Standard Minerals, Inc.. included in its Annual Report on Form 20-F for the year ended January 31, 2009 filed with the Securities and Exchange Commission.

/s/ MSCM LLP

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Toronto, Ontario

August 7, 2009